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                                    EXHIBIT 10.28


                                   PROMISSORY NOTE



$500,000                     Austin, Texas                    January 20, 1997


    FOR VALUE RECEIVED, the undersigned, DAWSON PRODUCTION SERVICES, INC., a Texas corporation ("MAKER"), promises to pay to MOBLEY COMPANY, INC., a Texas corporation ("PAYEE"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), together with interest on the unpaid principal balance from time to time remaining at a rate per annum equal to eight and one-half percent (81/2%) (calculated on the basis of actual days elapsed, but computed as if each
calendar year consisted of 365 days) (the "CONTRACT RATE").   The principal of
and accrued interest on this Note shall be due and payable in lawful money of the United States of America, in Austin, Texas, at the office of Payee, c/o Brown McCarroll & Oaks Hartline, 111 Congress Avenue, Suite 1400, Austin, Texas, 78701.

    1. PAYMENTS; MATURITY. The principal of this Note shall be due and payable on or before the fifth anniversary date of this Note. Payments of interest shall be due and payable, in arrears, beginning March 31, 1997, and continuing on the last day of each succeeding calendar quarter thereafter until the date all principal hereof is paid.

    2. LATE PAYMENTS. All past due principal of and accrued interest on this Note shall bear interest from maturity until paid at a rate per annum equal to the lesser of (a) eighteen percent (18%) or (b) the Highest Lawful Rate (as hereinafter defined).

    3. PREPAYMENTS. Maker shall be permitted to prepay the indebtedness evidenced hereby, all or in part, at any time, without penalty.

    4. EVENTS OF DEFAULT AND REMEDIES. Except as provided in Section 15 hereof, the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of Payee upon the occurrence of one or more of the following events of "DEFAULT:"

           (i) The failure or refusal of Maker to pay any installment of principal or accrued interest on this Note as and when the same becomes due and payable in accordance with the terms hereof, which failure or refusal continues for a period of 10 days following written notice thereof; or

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          (ii)     Maker shall (a) become insolvent within the meaning of the
Bankruptcy Code of the United States, as amended, (b) admit in writing its inability to pay its debts generally as they become due, (c) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or
(d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law. As used herein, "DEBTOR RELIEF LAW" means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

    5. CUMULATIVE RIGHTS. No delay on the part of Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right.

    6. WAIVER. Except as otherwise expressly provided herein, including the condition that Payee shall provide Maker with written notice of default pursuant to Section 4(i), Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of protest, notice of acceleration and any and all lack of diligence or any delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals of the number of such renewals, extensions, indulgences, released or changes.

    7. ATTORNEYS' FEES AND COSTS. If a Default occurs, and if thereafter this Note is placed in the hands of an attorney for collection, or if this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, Maker promises to pay all costs of collection, including but not limited to reasonable attorneys' fees incurred by Payee on account of such collection, whether or not suit is filed.

    8. NOTICES. Any notice or demand given hereunder by Payee shall be deemed to have been given and received (a) when actually delivered to the address of the party to be notified or delivered in person, (b) if mailed, on the third Business Day (hereinafter defined) after it is deposited in the United States mail, certified, return receipt requested or (c) one Business Day after it has been deposited with an overnight courier, marked for next day delivery. For purposes hereof, the address of Payee is as set forth above.

    9. GOVERNING LAW. THIS NOTE IS DELIVERED IN AND IS INTENDED TO BE PAID AND PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES.

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    10.  SUCCESSORS AND ASSIGNS.  This Note is binding on Maker and its successors and assigns. Payee shall not be entitled to transfer, assign, hypothecate or otherwise encumber this Note in any manner.

    11. MAXIMUM INTEREST RATE. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, Payee shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the Highest Lawful Rate and if Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Payee shall either apply or refund to Maker the amount of such excess as herein provided, and neither party shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. The term "HIGHEST LAWFUL RATE" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws of the United States and the State of Texas applicable hereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

    12. ASSET PURCHASE AGREEMENT. This Note has been executed and delivered by Maker to Payee pursuant to the terms and provisions of that certain Asset Purchase Agreement (as the same may hereafter be amended from time to time, herein called the "PURCHASE AGREEMENT"), of even date herewith, executed by Maker, Payee and others.

    13. SUBORDINATION. All indebtedness evidenced by this Note, including the principal thereof and interest thereon, shall be subordinated and junior in right of payment to the Maker's obligations for borrowed money to its other creditors, whether such obligations are now outstanding or hereafter incurred, and in case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or any liquidation or winding-up of or relating to Maker, whether voluntary or involuntary, all such other obligations for borrowed money shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note. In the

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event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, Payee, together with the holders of any obligations of Maker ranking on a parity herewith, shall be entitled to be paid the unpaid principal thereof and interest thereon from the remaining assets of Maker before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any obligations of Maker subordinate hereto. Upon a default in the timely payment of principal or interest on any of Maker's indebtedness senior hereto, Maker shall cease making payments of principal or interest on this Note; however, at such time if at all as the aforementioned senior indebtedness is made current, Maker shall bring current its payments of principal and interest (including all arrearages) on this Note.

    14. OFFSET. Maker's obligations under this Note are subject to the provisions of Section 6.6 of the Purchase Agreement.

    15.  MERGER, CONSOLIDATION, ETC.

         (i) Upon any consolidation of Maker with or merger of Maker with or into another entity, or any sale, lease or other transfer or conveyance to another entity of all or substantially all the property of Maker, Maker shall provide Payee with written notice of such proposed transaction. In case of any such consolidation, merger, sale, lease or other transfer or conveyance, the entity resulting from such consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision (which shall be fair and equitable to the holder of the Note) and shall assume the obligations of Maker hereunder (by written instrument executed and delivered to Maker).

    16.  NOTICE.   Maker shall give written notice to Payee of the occurrence of any event described in Section 13, Section 14 or Section 15 no less than 30 days prior to the closing of such event. Such notice shall be deemed given when as provided in Section 8 above.

    IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

                             DAWSON PRODUCTION SERVICES, INC.



                             By:  /S/ P. MARK STARK
                                -------------------------------------
                                  P. Mark Stark, Vice President and
                                  Chief Financial Officer